Exhibit 99.1

Innodata Reports Record First Quarter 2024 Results; Raises Guidance to at Least 40% Organic Revenue Growth in 2024

NEW YORK – May 7, 2024 – INNODATA INC. (Nasdaq: INOD) today reported results for the first quarter ended March 31, 2024.

•	Revenue was $26.5 million, up 41% from $18.8 million in the same period last year.

•	Net income was $1.0 million, or $0.03 per basic and diluted share, compared to a net loss of $(2.1) million, or $(0.08) per basic and diluted share, in the same period last year.

•	Adjusted EBITDA was $3.8 million compared to Adjusted EBITDA of $0.8 million in the same period last year.*

•	Cash, cash equivalents and short-term investments were $19.0 million at March 31, 2024 and $13.8 million at December 31, 2023.

•	New program expansion valued at approximately $23.5 million in annualized run rate revenue announced today. This is in addition to new programs announced on April 24, 2024 valued at approximately $20 million in annualized run rate revenue.

•	Raises guidance to at least 40% organic revenue growth in 2024.

* Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, “We are pleased to announce record revenues of $26.5 million for the first quarter, representing 41% year-over-year growth. Our growth in the quarter was driven by the value we are bringing to help the world’s largest tech companies build AI large language models, or LLMs. We’re equally excited to share that, as a result of accelerating business momentum, we are raising our 2024 revenue guidance to an expected organic revenue growth of at least 40% year-over-year. This is double the growth rate we guided to last quarter.”

Significant Program Expansion

Innodata is announcing today that it has been awarded an expansion of one of its large language model (LLM) development programs by one of its existing "Magnificent Seven" Big Tech customers. Innodata anticipates that the expansion will result in approximately $23.5 million of additional annualized run rate revenue once implemented. This is in addition to the $20 million in new programs with this customer Innodata announced on April 24, 2024. Innodata expects that these programs will ramp up over the next two months. While our customer agreements typically contain early-termination-upon-notice provisions, Innodata believes this customer is committed to a significant, multi-year LLM strategy from which Innodata stands to benefit.

Abuhoff remarked, “This significant customer expansion demonstrates the incredible results we are creating for our customers. One of our large Big Tech customers has stated that the quality of instruction data sets, one of a broad range of services Innodata provides to support generative AI programs, has an outsized influence on the performance of their LLM models and some of their biggest improvements in model quality are due to carefully crafted instruction data sets.”

Two New Big Tech Customer Wins

Innodata is announcing today that it has signed two new Big Tech customers - one a large, prominent generative AI company and the other a large, prominent consumer-facing independent software vendor (ISV) investing substantially in generative AI foundation models.

Abuhoff continued, “We entered the year with agreements in place with five of the Magnificent Seven companies to provide support in LLM data engineering. With these two additional new signings, we now have agreements in place to support seven Big Tech customers on their generative AI initiatives. We look forward to growing these customer relationships throughout 2024.”

Strong Balance Sheet

The Company has a healthy balance sheet and remains in a solid financial position. At the end of Q1, Innodata’s cash balances were $19 million, up from $13.8 million at the end of Q4 2023 driven by positive cash flow from operations and tight working capital management.

Abuhoff added, “We believe we can drive best-in-class growth over the next several years and maintain our early leadership position in generative AI services. We believe we can accomplish this without the need to raise equity, to incur debt, or to burn cash. This year, based on our current growth forecast, we intend to invest approximately $3.5 million in recruiting costs to scale our business and approximately another $3 million in new sales, marketing, and product development talent. The recruiting costs relate to the significant increase in revenues we expect this year and will not be incurred next year to support that revenue going forward. The investments in sales, marketing and product development are incurred to continue our growth momentum and we anticipate that they will yield revenue and profitability benefits primarily next year and beyond. We anticipate approximately 70% of the recruiting costs to be incurred in Q2 and most of the opex investment to be incurred in the second half of the year. We are making these investments while simultaneously driving year-over-year growth in Adjusted EBITDA and building cash on our balance sheet.”

Raised Guidance

Innodata raised its 2024 revenue guidance to an expected organic revenue growth of at least 40% year-over-year, up from the 20% year-over-year growth it forecasted last quarter. It anticipates a substantial sequential revenue increase in the second quarter of 2024, as well.

Abuhoff concluded, “We are seeing accelerated business momentum and believe we have an incredible opportunity in front of us. We believe we have the talent, capabilities, and scalability to support the world’s leading companies’ efforts to build AI models and services and help enterprises advance AI and generative AI technologies.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-506-0062	(Domestic)
+1 973-528-0011	(International)
Participant Access Code	786182

1-877-481-4010	(Domestic Replay)
+1 919-882-2331	(International Replay)
Replay Passcode	50493

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company delivering the promise of AI to many of the world’s most prestigious companies. We provide AI-enabled software platforms and managed services for AI data collection/annotation, AI digital transformation, and industry-specific business processes. Our low-code Innodata AI technology platform is at the core of our offerings. In every relationship, we honor our 30+ year legacy delivering the highest quality data and outstanding service to our customers. Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between Russia and the Ukraine, Hamas’ attack against Israel and the ensuing conflict and increased hostilities between Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (DDS) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; the Company’s ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2024, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Marcia Novero

Innodata Inc.

Mnovero@innodata.com

(201) 371-8015

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenues	$26,504	$18,839
Direct operating costs	16,869	12,874
Selling and administrative expenses	8,305	7,797
Interest (income) expense, net	(84)	63
	25,090	20,734

Income (loss) before provision for income taxes	1,414	(1,895)

Provision for income taxes	424	218

Consolidated net income (loss)	990	(2,113)
Income attributable to non-controlling interests	1	3
Net Income (loss) attributable to Innodata Inc. and Subsidiaries	$989	$(2,116)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.03	$(0.08)
Diluted	$0.03	$(0.08)

Weighted average shares outstanding:
Basic	28,753	27,460
Diluted	32,239	27,460

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18,975	$13,806
Short term investments – other	14	14
Accounts receivable, net	14,064	14,288
Prepaid expenses and other current assets	3,820	3,969
Total current assets	36,873	32,077
Property and equipment, net	2,137	2,281
Right-of-use-asset, net	4,815	5,054
Other assets	2,018	2,445
Deferred income taxes, net	1,848	1,741
Intangibles, net	13,825	13,758
Goodwill	2,056	2,075
Total assets	$63,572	$59,431

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,276	$5,722
Accrued salaries, wages and related benefits	7,302	7,799
Deferred revenues	6,668	3,523
Income and other taxes	4,056	3,848
Long-term obligations - current portion	1,160	1,261
Operating lease liability - current portion	804	782
Total current liabilities	25,266	22,935

Deferred income taxes, net	84	22
Long-term obligations, net of current portion	6,899	6,778
Operating lease liability, net of current portion	4,469	4,701
Total liabilities	36,718	34,436

Non-controlling interests	(707)	(708)
STOCKHOLDERS’ EQUITY:	27,561	25,703
Total liabilities, non-controlling interests and stockholders’ equity	$63,572	$59,431

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income (loss)	$990	$(2,113)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,266	1,091
Stock-based compensation	1,034	962
Deferred income taxes	(54)	(94)
Pension cost	309	253
Changes in operating assets and liabilities:
Accounts receivable	137	1,149
Prepaid expenses and other current assets	86	158
Other assets	426	21
Accounts payable and accrued expenses	(307)	(431)
Deferred revenues	3,145	(177)
Accrued salaries, wages and related benefits	(490)	627
Income and other taxes	225	338
Net cash provided by operating activities	6,767	1,784

Cash flows from investing activities:
Capital expenditures	(1,339)	(1,702)
Purchase of short term investments - others	-	(5)
Net cash used in investing activities	(1,339)	(1,707)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	321
Payment of long-term obligations	(291)	(70)
Net cash provided by (used in) financing activities	(291)	251

Effect of exchange rate changes on cash and cash equivalents	32	210

Net increase in cash and cash equivalents	5,169	538

Cash and cash equivalents, beginning of period	13,806	9,792

Cash and cash equivalents, end of period	$18,975	$10,330

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended March 31,
Consolidated	2024	2023
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$989	$(2,116)
Provision for income taxes	424	218
Interest expense	68	63
Depreciation and amortization	1,266	1,091
Severance**	-	580
Stock-based compensation	1,034	962
Non-controlling interests	1	3
Adjusted EBITDA - Consolidated	$3,782	$801

	Three Months Ended March 31,
DDS Segment	2024	2023
Net income (loss) attributable to DDS Segment	$426	$(641)
Provision for income taxes	421	215
Interest expense	67	62
Depreciation and amortization	364	225
Severance**	-	33
Stock-based compensation	895	806
Non-controlling interests	1	3
Adjusted EBITDA - DDS Segment	$2,174	$703

	Three Months Ended March 31,
Synodex Segment	2024	2023
Net income attributable to Synodex Segment	$276	$14
Depreciation and amortization	137	162
Severance**	-	6
Stock-based compensation	49	58
Adjusted EBITDA - Synodex Segment	$462	$240

	Three Months Ended March 31,
Agility Segment	2024	2023
Net income (loss) attributable to Agility Segment	$287	$(1,489)
Provision for income taxes	3	3
Interest expense	1	1
Depreciation and amortization	765	704
Severance**	-	541
Stock-based compensation	90	98
Adjusted EBITDA (loss) - Agility Segment	$1,146	$(142)

**Represents non-recurring severance incurred for a reduction in headcount in connection with the re-alignment of the Company’s cost structure.

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Revenues:
DDS	$19,705	$12,746
Synodex	1,871	1,865
Agility	4,928	4,228
Total Consolidated	$26,504	$18,839